Exhibit 99.1

JAMES RIVER ANNOUNCES FIRST QUARTER 2026 RESULTS

Chapel Hill, N.C., May 4, 2026 - James River Group Holdings, Inc. ("James River" or the "Company") (NASDAQ: JRVR) today reported the following results for the first quarter of 2026 as compared to the same period in 2025:

	Three Months Ended March 31,		Three Months Ended March 31,
($ in thousands, except for share data)	2026	per diluted share	2025	per diluted share
Net (loss) income from continuing operations available to common shareholders	$(10,743)	$(0.23)	$9,019	$0.18
Net loss from discontinued operations[1]	(149)	$—	(1,414)	$(0.02)
Net (loss) income available to common shareholders	(10,892)	$(0.23)	7,605	$0.16
Adjusted net operating income[2]	5,806	$0.12	9,102	$0.19
Unless specified otherwise, all underwriting performance ratios presented herein are for our continuing operations and business not subject to retroactive reinsurance accounting.
First Quarter 2026 Highlights:
•Excess and Surplus ("E&S") segment gross written premium of $212.3 million as compared to $213.2 million in the prior year quarter. Active casualty lines grew modestly for the first time in three quarters.
•General and administrative expenses declined 10.5% compared to the prior year quarter.
•Results were negatively impacted by $6.7 million of reinsurance reinstatement premiums associated predominantly with one E&S claim, which lowered net written premium, net earned premium and underwriting income.
•While the combined ratio was 104.6% as compared to 99.5% in the prior year quarter, absent the impact of the reinsurance reinstatement premiums, the consolidated loss ratio, expense ratio and combined ratio would have been 66.0%, 33.7%, and 99.7% respectively.
1 The Company closed the sale of JRG Reinsurance Company Ltd. on April 16, 2024. As a result, the full financials for our former Casualty Reinsurance segment have been classified to discontinued operations for all periods.
2 Adjusted net operating income is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
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JRVR Announces First Quarter 2026 Results

Frank D'Orazio, the Company’s Chief Executive Officer, commented, "During the first quarter, we continued to see strong submission flow and rate opportunities across many casualty and specialty lines and grew our E&S casualty portfolio for the first time in several quarters. Although the reinsurance reinstatement premium impact was an unwelcome result, it was tied predominantly to a single claim prior to our 2023 treaty restructuring, which was specifically designed to mitigate volatility from this dynamic going forward. With a diligent focus on underwriting discipline and expense efficiency, we are excited about the market opportunity ahead of us in 2026."

First Quarter 2026 Operating Results
•Gross written premium of $236.4 million, consisting of the following:

	Three Months Ended March 31,
($ in thousands)	2026	2025	% Change
Excess and Surplus Lines	$212,285	$213,243	0%
Specialty Admitted Insurance	24,088	81,118	(70)%
	$236,373	$294,361	(20)%

•Net written premium3 of $120.1 million, consisting of the following:

	Three Months Ended March 31,
($ in thousands)	2026	2025	% Change
Excess and Surplus Lines	$118,685	$115,079	3%
Specialty Admitted Insurance	1,413	12,877	(89)%
	$120,098	$127,956	(6)%

•Net earned premium3 of $135.7 million, consisting of the following:

	Three Months Ended March 31,
($ in thousands)	2026	2025	% Change
Excess and Surplus Lines	$131,826	$137,028	(4)%
Specialty Admitted Insurance	3,886	14,874	(74)%
	$135,712	$151,902	(11)%
•As cited earlier, results were negatively impacted by $6.7 million of reinsurance reinstatement premiums associated predominantly with one E&S claim. The reinstatement premiums reduced net written and net earned premium, as well as underwriting income. Excluding these reinstatement premiums, the consolidated loss ratio, expense ratio, and combined ratio would have been 66.0%, 33.7%, and 99.7%, respectively. The Company changed the structure of its reinsurance program in 2023 with the goal of maintaining the balance sheet protection while reducing the potential for more volatile reinstatement premiums in the more recent underwriting years.
3 Net written premium and net earned premium were impacted by $6.7 million of reinsurance reinstatement premiums incurred during the three months ending March 31, 2026. These premiums were associated predominantly with a single claim within the Company's E&S segment.
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JRVR Announces First Quarter 2026 Results

•Pre-tax net favorable reserve development by segment on business not subject to retroactive reinsurance accounting was as follows:

	Three Months Ended March 31,
($ in thousands)	2026	2025
Excess and Surplus Lines	$100	$10
Specialty Admitted Insurance	65	121
	$165	$131
•The Company experienced de minimis net favorable reserve development in each of the two insurance segments comparable to the prior year quarter. There remains $7.5 million of aggregate limit on the adverse development reinsurance contract with Cavello Bay ("E&S Top Up ADC"). The Company does not have a retention on the E&S Top Up ADC which covers the majority of the E&S segment's reserves for accident years 2023 and prior. The Company continues to observe lower frequency and incurred losses in recent accident years.
•The Company reduced general and administrative expenses by 10.5% as compared to the prior year quarter, notably in the Specialty Admitted (down 46%) and Corporate (down 15%) segments. The consolidated expense ratio was 35.4% for the first quarter of 2026, as compared to 32.7% in the prior year quarter. Absent the $6.7 million aforementioned reinsurance reinstatement premiums in E&S, the expense ratio would have been 33.7% for the quarter.
Investment Results
Net investment income for the first quarter of 2026 was $21.3 million, an increase of 6.6% compared to $20.0 million in the prior year quarter. Private investment income of $1.8 million exceeded that of the prior year period as the Company diversified its private holdings portfolio away from more concentrated equity investments and into a selection of high-quality rated note exposure managed by core institutional managers. Fixed income securities generated higher net investment income following the increase in higher-yielding "A" rated structured securities in the second half of 2025. Short-term investments, cash, and bank loans contributed comparably less income due to an overall decrease in yields for these asset classes compared to the same period in 2025 as well as lower average balances.
The Company’s net investment income consisted of the following:

	Three Months Ended March 31,
($ in thousands)	2026	2025	% Change
Private Investments	1,815	200	n/m
All Other Investments	19,512	19,808	(1)%
Total Net Investment Income	$21,327	$20,008	7%
The Company’s annualized gross investment yield on average fixed maturity, bank loan and equity securities for the three months ended March 31, 2026 was 4.5% (versus 4.6% for the three months ended March 31, 2025).
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JRVR Announces First Quarter 2026 Results

Net realized and unrealized losses on investments of $6.6 million for the three months ended March 31, 2026 were driven primarily by losses within the bank loan portfolio. This portfolio is predominantly senior secured and represents 7.8% of the Company's invested assets and cash. The Company has limited equity exposure in its investment portfolio and it has invested in the bank loan asset class for most of its history. This quarter, the asset class and the investment portfolio experienced volatility due to various market dynamics.
Capital Management
The Company announced that its Board of Directors declared a cash dividend of $0.01 per share of common stock. This dividend is payable on Tuesday, June 30, 2026 to all shareholders of record as of Monday, June 8, 2026.
Tangible Common Equity
Shareholders' equity of $518.4 million at March 31, 2026 decreased 3.7% compared to shareholders' equity of $538.2 million at December 31, 2025. Tangible common equity4 of $405.5 million on March 31, 2026 decreased 1.3% from $411.0 million on December 31, 2025. Other comprehensive loss was $9.2 million during the first quarter of 2026, increasing accumulated other comprehensive loss to $43.9 million due to the increase in yields during the quarter.
Conference Call
James River will hold a conference call to discuss its first quarter results tomorrow, May 5, 2026 at 8:00 a.m. Eastern Time. Investors may access the conference call by dialing (800) 715-9871, Conference ID 1541721, or via the investor website at https://investors.jrvrgroup.com and clicking on the “Investor Relations” link. A webcast replay of the call will be available by visiting the company website.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating loss and loss adjustment expense reserves and the possibility that incurred losses and loss adjustment expenses may be greater than our estimate used to compute loss and loss adjustment expense reserves included in the financial statements; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our competitive position and ability to attract and retain insurance business that our subsidiaries write and ultimately our financial condition and triggering a default on our credit facility; the potential loss of key members of our management team or key employees, and our ability to attract and retain personnel; adverse
4 Tangible common equity is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
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JRVR Announces First Quarter 2026 Results

economic and competitive factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a higher than expected inflationary environment on our reserves, loss adjustment expenses, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio and our reinsurers; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our Company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; the inherent uncertainty of estimating reinsurance recoverable on unpaid losses and the possibility that reinsurance may be less than our estimate of reinsurance recoverable on unpaid losses; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance laws and regulations; changes in U.S. tax laws (including associated regulations) and the interpretation of certain provisions applicable to insurance/reinsurance businesses with U.S. and non-U.S. operations, which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; a failure of any of the loss limitations or exclusions we utilize in our insurance products to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended; changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; an adverse result in any litigation or legal proceedings we are or may become subject to; and inability to generate taxable income and execute tax planning strategies which could adversely impact our ability to recognize deferred tax assets at the level reflected on our balance sheet. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
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JRVR Announces First Quarter 2026 Results

Non-GAAP Financial Measures
In presenting James River Group Holdings, Inc.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including underwriting (loss) profit, adjusted net operating (loss) income, tangible equity, tangible common equity, and adjusted net operating return on tangible equity (which is calculated as annualized adjusted net operating income expressed as a percentage of the average quarterly tangible equity balances in the respective period), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.

About James River Group Holdings, Inc.
James River Group Holdings, Inc. is a holding company that owns and operates a group of specialty insurance companies. The Company operates in two specialty property-casualty insurance segments: Excess and Surplus Lines and Specialty Admitted Insurance. Each of the Company’s regulated insurance subsidiaries are rated “A-” (Excellent) by A.M. Best Company.
Visit James River Group Holdings, Inc. on the web at https://jrvrgroup.com.
For more information contact:
Bob Zimardo
SVP, Investments and Investor Relations
InvestorRelations@james-river-group.com
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JRVR Announces First Quarter 2026 Results

James River Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Data (Unaudited)

($ in thousands, except for share data)	March 31, 2026	December 31, 2025
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale, at fair value	$1,434,375	$1,404,774
Equity securities, at fair value	72,317	73,092
Bank loan participations, at fair value	153,336	155,138
Short-term investments	597	0
Other invested assets	67,413	64,152
Total invested assets	1,728,038	1,697,156

Cash and cash equivalents	227,607	260,941
Restricted cash equivalents (a)	8,557	8,481
Accrued investment income	12,900	12,744
Premiums receivable and agents’ balances, net	127,702	153,638
Reinsurance recoverable on unpaid losses, net	2,014,564	2,026,110
Reinsurance recoverable on paid losses	82,808	118,243
Deferred policy acquisition costs	30,042	31,286
Goodwill and intangible assets	213,827	213,918
Other assets	315,764	337,413
Total assets	$4,761,809	$4,859,930

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$3,087,848	$3,099,418
Unearned premiums	407,499	447,644
Funds held (a)	7,485	7,485
Deferred reinsurance gain	100,909	86,720
Senior debt	225,800	225,800
Junior subordinated debt	104,055	104,055
Accrued expenses	17,265	31,006
Other liabilities	159,417	186,534
Total liabilities	4,110,278	4,188,662

Series A redeemable preferred shares	133,115	133,115
Total shareholders’ equity	518,416	538,153
Total liabilities, Series A redeemable preferred shares, and shareholders’ equity	$4,761,809	$4,859,930

Tangible equity (b)	$538,613	$544,070
Tangible equity per share (b)	$9.01	$9.15
Tangible common equity per share (b)	$8.77	$8.94
Shareholders' equity per share	$11.21	$11.71
Common shares outstanding	46,236,856	45,968,584

(a) Restricted cash equivalents and the funds held liability includes funds posted by the Company to a trust account for the benefit of a third party administrator handling the claims on the Rasier commercial auto policies in run-off. Such funds held in trust secure the Company's obligations to reimburse the administrator for claims payments, and are primarily sourced from the collateral posted to the Company by Rasier and its affiliates to support their obligations under the indemnity agreements and the loss portfolio transfer reinsurance agreement with the Company.

(b) See “Reconciliation of Non-GAAP Measures”
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JRVR Announces First Quarter 2026 Results

James River Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Income Statement Data (Unaudited)

	Three Months Ended March 31,
($ in thousands, except for share data)	2026	2025
REVENUES
Gross written premiums	$236,373	$294,361
Net written premiums (a)	120,098	127,956

Net earned premiums (a)	135,712	151,902
Net investment income	21,327	20,008
Net realized and unrealized (losses) on investments	(6,632)	(1,371)
Other income	977	1,750
Total revenues	151,384	172,289

EXPENSES
Losses and loss adjustment expenses (b)	108,160	99,525
Other operating expenses	48,051	50,560
Other expenses	128	563
Interest expense	5,589	5,541
Intangible asset amortization and impairment	91	91
Total expenses	162,019	156,280
(Loss) income from continuing operations before income taxes	(10,635)	16,009
Income tax (benefit) expense on continuing operations	(1,861)	5,021
Net (loss) income from continuing operations	(8,774)	10,988
Net loss from discontinued operations	(149)	(1,414)
NET (LOSS) INCOME	(8,923)	9,574
Dividends on Series A preferred shares	(1,969)	(1,969)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(10,892)	$7,605
ADJUSTED NET OPERATING INCOME (c)	$5,806	$9,102

(LOSS) INCOME PER COMMON SHARE
Basic
Continuing operations	$(0.23)	$0.20
Discontinued operations	$0.00	$(0.03)
	$(0.23)	$0.17
Diluted
Continuing operations (d)	$(0.23)	$0.18
Discontinued operations	$0.00	$(0.02)
	$(0.23)	$0.16

ADJUSTED NET OPERATING INCOME PER COMMON SHARE
Basic	$0.13	$0.20
Diluted (d)	$0.12	$0.19

Weighted-average common shares outstanding:
Basic	46,099,930	45,803,501
Diluted	46,099,930	59,659,075
Cash dividends declared per common share	$0.01	$0.01

Ratios:
Loss ratio	69.2%	66.8%
Expense ratio (e)	35.4%	32.7%
Combined ratio	104.6%	99.5%
Accident year loss ratio (f)	66.1%	65.5%

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JRVR Announces First Quarter 2026 Results

(a) Net written premium and net earned premium were impacted by $6.7 million and $3.1 million of reinsurance reinstatement premiums incurred during the three months ending March 31, 2026 and March 31, 2025 respectively. In the current year, these premiums were associated predominantly with a single claim within the Company's E&S segment.
(b) Losses and loss adjustment expenses include expenses of $14.2 million and benefits of $1.9 million for deferred retroactive reinsurance gains (losses) for the three months ended March 31, 2026 and 2025, respectively.

(c) See "Reconciliation of Non-GAAP Measures".
(d) Outstanding RSUs were dilutive in both periods and potential common shares related to RSUs were included in the denominator in the calculation. The outstanding Series A preferred shares were anti-dilutive in the current period and dilutive in the prior year period. Dividends on the Series A preferred shares in the prior year period were added back to the numerator of the calculation and common shares from an assumed conversion of the Series A preferred shares were included in the denominator.

(e) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in “Other income” in our Condensed Consolidated Income Statements of $90,000 and $832,000 for the three months ended March 31, 2026 and 2025, respectively.

(f) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).

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JRVR Announces First Quarter 2025 Results

James River Group Holdings, Inc. and Subsidiaries
Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended March 31,
($ in thousands)	2026	2025	% Change
Gross written premiums	$212,285	$213,243	(0.4)%
Net written premiums (a)	$118,685	$115,079	3.1%

Net earned premiums (a)	$131,826	$137,028	(3.8)%
Losses and loss adjustment expenses excluding retroactive reinsurance	(89,585)	(88,804)	0.9%
Underwriting expenses	(37,585)	(36,566)	2.8%
Underwriting profit (b)	$4,656	$11,658	(60.1)%

Ratios:
Loss ratio	68.0%	64.8%
Expense ratio	28.5%	26.7%
Combined ratio	96.5%	91.5%
Accident year loss ratio (c)	64.8%	63.4%

(a) Net written premium and net earned premium were impacted by $6.7 million and $3.1 million of reinsurance reinstatement premiums incurred during the three months ending March 31, 2026 and March 31, 2025 respectively.In the current year, these premiums were associated predominantly with a single claim within the Company's E&S segment.
(b) See "Reconciliation of Non-GAAP Measures".
(c) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).
SPECIALTY ADMITTED INSURANCE

	Three Months Ended March 31,
($ in thousands)	2026	2025	% Change
Gross written premiums	$24,088	$81,118	(70.3)%
Net written premiums	$1,413	$12,877	(89.0)%

Net earned premiums	$3,886	$14,874	(73.9)%
Losses and loss adjustment expenses	(4,386)	(12,649)	(65.3)%
Underwriting expenses	(1,295)	(2,531)	(48.8)%
Underwriting loss (a), (b)	$(1,795)	$(306)	n/m

(a) See "Reconciliation of Non-GAAP Measures".
(b) Underwriting results for the three months ended March 31, 2026 and 2025 include gross fee income of $1.5 million and $4.3 million, respectively.

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JRVR Announces First Quarter 2025 Results

Underwriting Performance Ratios

The following table provides the underwriting performance ratios of the Company's continuing operations inclusive of the business subject to retroactive reinsurance accounting. There is no economic impact to the Company over the life of a retroactive reinsurance contract so long as any additional losses subject to the contract are within the limit of the contract and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting gives the users of our financial statements useful information in evaluating our current and ongoing operations.

	Three Months Ended March 31,
	2026	2025
Excess and Surplus Lines:
Loss Ratio	68.0%	64.8%
Impact of retroactive reinsurance	10.8%	(1.4)%
Loss Ratio including impact of retroactive reinsurance	78.8%	63.4%

Combined Ratio	96.5%	91.5%
Impact of retroactive reinsurance	10.8%	(1.4)%
Combined Ratio including impact of retroactive reinsurance	107.3%	90.1%

Consolidated:
Loss Ratio	69.2%	66.8%
Impact of retroactive reinsurance	10.5%	(1.3)%
Loss Ratio including impact of retroactive reinsurance	79.7%	65.5%

Combined Ratio	104.6%	99.5%
Impact of retroactive reinsurance	10.5%	(1.3)%
Combined Ratio including impact of retroactive reinsurance	115.1%	98.2%

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JRVR Announces First Quarter 2026 Results

RECONCILIATION OF NON-GAAP MEASURES

Underwriting Profit

The following table reconciles the underwriting profit by individual operating segment and for the entire Company to consolidated income from continuing operations before taxes. We believe that the disclosure of underwriting profit by individual segment and of the Company as a whole is useful to investors, analysts, rating agencies and other users of our financial information in evaluating our performance because our objective is to consistently earn underwriting profits. We evaluate the performance of our segments and allocate resources based primarily on underwriting profit. We define underwriting profit as net earned premiums and gross fee income (in specific instances when the Company is not retaining insurance risk) less losses and loss adjustment expenses on business from continuing operations not subject to retroactive reinsurance accounting and other operating expenses. Other operating expenses include the underwriting, acquisition, and insurance expenses of the operating segments and, for consolidated underwriting profit, the expenses of the Corporate and Other segment. Our definition of underwriting profit may not be comparable to that of other companies.

	Three Months Ended March 31,
($ in thousands)	2026	2025
Underwriting profit (loss) of the operating segments:
Excess and Surplus Lines	$4,656	$11,658
Specialty Admitted Insurance	(1,795)	(306)
Total underwriting profit of operating segments	2,861	11,352
Other operating expenses of the Corporate and Other segment	(9,081)	(10,631)
Underwriting (loss) profit (a)	(6,220)	721
Losses and loss adjustment expenses - retroactive reinsurance	(14,189)	1,928
Net investment income	21,327	20,008
Net realized and unrealized loss on investments	(6,632)	(1,371)
Other income	759	355
Interest expense	(5,589)	(5,541)
Amortization of intangible assets	(91)	(91)
(Loss) income from continuing operations before taxes	$(10,635)	$16,009

(a) Included in underwriting results for the three months ended March 31, 2026 and 2025 is gross fee income of $1.5 million and $4.3 million, respectively, and the negative impact of $6.7 million and $3.1 million of reinsurance reinstatement premiums incurred during the respective periods. In the current year, these premiums were associated predominantly with a single claim within the Company's E&S segment.

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JRVR Announces First Quarter 2026 Results

Adjusted Net Operating Income

We define adjusted net operating income as income available to common shareholders excluding a) income (loss) from discontinued operations, b) the impact of retroactive reinsurance accounting, c) net realized and unrealized gains (losses) on investments, d) certain non-operating expenses such as professional service fees related to certain lawsuits, various strategic initiatives, and the filing of registration statements for the offering of securities, e) severance costs associated with terminated employees, and f) deemed dividends recorded with the amendment of the Series A Preferred Shares. Adjusted net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.

Our income available to common shareholders reconciles to our adjusted net operating income as follows:

	Three Months Ended March 31,
	2026		2025
($ in thousands)	(Loss) Income Before Taxes	Net (Loss) Income	Income Before Taxes	Net Income
(Loss) income available to common shareholders	$(12,793)	$(10,892)	$12,626	$7,605
Loss from discontinued operations	189	149	1,414	1,414
Losses and loss adjustment expenses - retroactive reinsurance	14,189	11,209	(1,928)	(1,523)
Net realized and unrealized investment losses	6,632	5,239	1,371	1,083
Other expenses	128	101	563	523
Adjusted net operating income	$8,345	$5,806	$14,046	$9,102

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JRVR Announces First Quarter 2026 Results

Tangible Equity (per Share) and Tangible Common Equity (per Share)

We define tangible equity as shareholders' equity plus mezzanine Series A Preferred Shares and the deferred retroactive reinsurance gain less goodwill and intangible assets, net of amortization. Tangible equity per share represents tangible equity divided by the sum of total shares of common stock outstanding plus the shares of common stock resulting from an assumed conversion of the outstanding Series A Preferred Shares into common stock (at the conversion price effective as of the last day of the applicable period). We define tangible common equity as tangible equity less mezzanine Series A Preferred Shares and tangible common equity per share represents tangible common equity divided by the total shares of common stock outstanding. Our definitions of tangible equity, tangible equity per share, tangible common equity and tangible common equity per share may not be comparable to that of other companies, and they should not be viewed as a substitute for shareholders' equity and shareholders' equity per share calculated in accordance with GAAP. We use tangible equity and tangible common equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity and tangible common equity for March 31, 2026, December 31, 2025, March 31, 2025, and December 31, 2024.

	March 31, 2026	December 31, 2025	March 31, 2025	December 31, 2024
($ in thousands, except for share data)
Shareholders' equity	$518,416	$538,153	$484,480	$460,915
Plus: Series A redeemable preferred shares	133,115	133,115	133,115	133,115
Plus: Deferred reinsurance gain	100,909	86,720	56,042	57,970
Less: Goodwill and intangible assets	213,827	213,918	214,190	214,281
Tangible equity	$538,613	$544,070	$459,447	$437,719
Less: Series A redeemable preferred shares	133,115	133,115	133,115	133,115
Tangible common equity	$405,498	$410,955	$326,332	$304,604

Common shares outstanding	46,236,856	45,968,584	45,892,706	45,644,318
Common shares from assumed conversion of Series A preferred shares	13,521,634	13,521,634	13,521,634	13,521,634
Common shares outstanding after assumed conversion of Series A preferred shares	59,758,490	59,490,218	59,414,340	59,165,952

Equity per share:
Shareholders' equity	$11.21	$11.71	$10.56	$10.10
Tangible equity	$9.01	$9.15	$7.73	$7.40
Tangible common equity	$8.77	$8.94	$7.11	$6.67

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